Exhibit 10.6

RUSH ENTERPRISES, INC. AMENDED AND RESTATED 2007 LONG-TERM
INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

Employee:	[ ]
Grant Date:	[ ]
Number of Shares of Restricted Stock:	[ ]
Vesting Schedule/Restricted Period:	[ ]

1.    Grant of Restricted Stock Award. Rush Enterprises, Inc. (the “Company”), pursuant to the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (as amended, restated, supplemented or modified from time to time, the “Plan”), hereby awards to you, the above-named Employee, effective as of the Grant Date set forth above (the “Grant Date”), as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the number of shares of restricted stock set forth set forth above (the “Restricted Shares”), on the terms and conditions set forth in this Agreement and the Plan. All of the Restricted Shares will be subject to the prohibition on the transfer of the Restricted Shares and the obligations to forfeit the Restricted Shares to the Company as set forth in Section 3 of this Agreement (“Forfeiture Restrictions”).

2.    Issuance of Shares; Ownership.

(a)    Issuance of Shares. Effective as of the Grant Date, the Committee or its designated representative shall cause a number of Shares equal to the number of Restricted Shares to be issued and registered in the Employee’s name, subject to the conditions and restrictions set forth in this Restricted Stock Award Agreement (this “Award Agreement”) and the Plan. Such issuance and registration shall be evidenced by an entry on the registry books of the Company and, until the applicable Restricted Shares have vested, the Restricted Shares shall remain subject to the conditions and restrictions set forth in this Restricted Stock Award Agreement and the Plan (the “Transfer and Forfeiture Restrictions”). The Employee shall not be entitled to release of such Transfer and Forfeiture Restrictions for any portion of the Restricted Shares unless and until the related Restricted Shares have vested pursuant to Section 3 of this Award Agreement. In the event the Restricted Shares are forfeited in full or in part, the Employee hereby consents to the relinquishment of the forfeited Restricted Shares issued and registered in the Employee’s name to the Company at that time.

(b)    Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Participant shall possess all incidents of ownership of the shares of Restricted Stock, including, without limitation, (i) the right to vote such shares of Restricted Stock, and (ii) subject to Section 2(c), the right to receive dividends with respect to such shares of Restricted Stock of (but only to the extent declared and paid to holders of shares by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on the shares Restricted Stock.

(c)    Dividends. Any dividends with respect to the Restricted Stock (whether such dividends are paid in cash, stock or other property): (i) shall be subject to the same Transfer and Forfeiture Restrictions as the Restricted Stock with respect to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock”; (iii) may be held by the Company for the Participant prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Participant, without interest, promptly after the vesting of the Restricted Stock with respect to which they were issued.

3.    Vesting and Forfeiture of Restricted Shares.

(a)    Lapse of Forfeiture Restrictions. Subject to Section 3(b) and Section 3(c), The Restricted Shares will vest and the Transfer and Forfeiture Restrictions will lapse on the date(s) provided in Vesting Schedule/Restricted Period set forth above; provided, however, that the Employee must be in continuous employment or service from the Grant Date through each applicable vesting date in order for the Restricted Shares to vest on such date.

(b)    Death, Disability or Retirement. If the Employee’s employment terminates due to his or her death, Disability or Retirement (defined as termination by the Employee of the Employee’s employment relationship with the Company or any of its Subsidiaries after 10 years of employment with the Company and attaining the age of 60), the Transfer and Forfeiture Restrictions on the Restricted Shares granted hereunder (unless previously terminated pursuant to Section 3(c)) will lapse pursuant to the following: (i) in the case of termination due to death or Disability, the Transfer and Forfeiture Restrictions will lapse with respect to 100% of the Restricted Shares immediately upon termination; or (ii) in the case of termination due to Retirement, for so long as Employee does not become employed by a “competitor” of the Company, the Employee shall be deemed to be continuing to provide services to the Company following the Employee’s termination and the Transfer and Forfeiture Restrictions shall continue to lapse pursuant to Section 3(a) or, if applicable, Section 3(c). A determination as to whether the Employee has become employed by a “competitor,” and the definition of “competitor,” shall be made by the Committee, in its sole discretion. In the event Employee becomes employed by a “competitor,” then Employee’s continuous, eligible service to the Company will be deemed to terminate on the date Employee is employed by a “competitor” and the Employee will immediately forfeit all then unvested Restricted Shares subject to this Award shall, for no consideration, forfeit any right to any unvested Restricted Shares subject to this Award.

(c)    Change of Control. If a Change of Control occurs the Transfer and Forfeiture Restrictions will lapse with respect to 100% of the Restricted Shares, if any, that are unvested and outstanding as of immediately prior to such Change in Control.

(d)    Forfeiture of Restricted Shares. If the Employee ceases to be employed by or provide services to the Company and its Subsidiaries prior to the date that the Transfer and Forfeiture Restrictions lapse (the “Restriction Lapse Date”) for any reason other than the Employee’s death or Disability, or if Employee (or Employee’s estate) initiates a legal proceeding against the Company other than pursuant to the terms of Section 5(b), then the Employee (or the Employee’s estate, as applicable) shall, for no consideration, forfeit any right to any unvested Restricted Shares subject to this Award. Notwithstanding the foregoing, the Committee or its designee may, in the Committee’s or the designee’s sole and absolute discretion, as applicable, provide for the acceleration of the vesting of the Restricted Shares, eliminate or make less restrictive any restrictions contained in this Agreement, waive any restriction or other provision of the Plan or this Agreement or otherwise amend or modify this Agreement in any manner that is either (i) not adverse to Employee, or (ii) consented to by Employee.

4.    Effect of the Plan. The Restricted Shares awarded to Employee are subject to all of the terms and conditions of the Plan, which terms and conditions are incorporated herein for all purposes, and of this Agreement together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Employee, so long as such amendment, modification, restatement or supplement does not materially reduce the rights and benefits available to Employee hereunder, and this Award will be subject, without further action by the Company or Employee, to such amendment, modification, restatement or supplement unless provided otherwise therein. The Company further reserves the right to amend, modify, restate, supplement or terminate the Plan and this Agreement without the consent of Employee in order to comply with any applicable law, regulation, or Company policy, including any law, regulation, or policy that could require forfeiture of this Award or cancellation of any stock issued pursuant to this Award. Capitalized terms used but not defined in this Agreement have the meanings ascribed to such terms in the Plan.

5.    Restrictions. Employee hereby accepts the Award of Restricted Shares and agrees with respect thereto as follows:

(a)    No Transfer. The Restricted Shares shall not be sold, pledged, assigned, transferred, or encumbered prior to the time the Restricted Shares vest as described in Section 3.

(b)    Mandatory Mediation and Arbitration Procedure. By execution of this Agreement and acceptance of this Award, which is a voluntary benefit provided to the Employee by the Company, the Employee waives the Employee’s right to a jury trial in state or federal court and agrees that disputes arising under this Agreement must first be submitted for non-binding mediation before a neutral third party. If a dispute remains unresolved at the conclusion of the mediation process, either party may submit the dispute for resolution by final binding arbitration. The arbitrator shall have the authority to allow for appropriate discovery and exchange of information prior to a hearing, including (but not limited to) production of documents, information requests, depositions, and subpoenas. By execution of this Agreement, however, the Employee does not waive the Employee’s right to any normally available remedies the Employee may have in connection with any claim the Employee may bring against the Company, as an arbitrator can award any normal remedies the Employee could get in a court proceeding. By execution of this Agreement, the Employee represents that, to the extent the Employee considered necessary, the Employee has sought, at the Employee’s own expense, counsel regarding the terms of this Agreement and the waiver contemplated in this Section 5(b). If this arbitration provision is found inapplicable, then either party may file suit and each party agrees that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Western District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas State court in Bexar County, Texas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.

6.    Tax Withholding. The Company may require Employee to pay to the Company an amount the Company deems appropriate to satisfy its current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may: (a) direct the Company to withhold from the Shares to be issued to you under this Agreement a sufficient number of Shares to satisfy such withholding, which determination will be based on the Shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company a number of Shares sufficient to satisfy such withholding, based on the Shares’ Fair Market Value at the time such determination is made; (c) direct the Company to withhold from your wages or other cash compensation paid to you by the Company; or (d) deliver cash to the Company sufficient to satisfy such withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy tax withholding using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the Shares withheld as payment of any tax withholding is insufficient to discharge its tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request

7.    Tax Advice. Employee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Employee to review with Employee’s own tax advisors the federal, state, and local tax consequences of this Award. Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Employee understands that Employee (and not the Company) shall be responsible for Employee’s own tax liability that may arise as a result of this Agreement.

8.    Section 83(b) Election. If the Employee makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Employee hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

9.    Sale of Securities. Any Shares awarded hereunder may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws or any provisions of the Company’s Insider Trading Policy. You agree that (a) the Company may refuse to cause the transfer of such Shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such Shares.

10.    Governing Law.  The laws of the State of Texas shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

11.    Authorization to Release Necessary Personal Information.

The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Award grant materials (“Data”) by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

12.    Community Interest of Spouse. The community interest, if any, of any spouse of Employee in any of the Restricted Shares shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee’s interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement.

13.    Compliance.

(a)    Conformity to Securities Laws. The Employee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)    Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Employee is subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.    Clawback. By your signature below, you hereby acknowledge and agree that (a) the Restricted Shares shall be subject to the clawback provisions contained in Section 14.3 of the Plan, and (b) you have received a copy of, read, understand and accept the terms of the Company’s Clawback Policy (as amended and restated October 23, 2023), as such policy is attached hereto as Exhibit A.

15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

16.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

{Signature Page Follows}

EMPLOYEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN CONFERS UPON EMPLOYEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF EMPLOYEE’S EMPLOYMENT WITH OR SERVICE TO THE COMPANY. Employee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. Employee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

RUSH ENTERPRISES, INC.		EMPLOYEE

By:		By:
Print Name:	W.M. “Rusty” Rush	Print Name:	.
Title:	Chief Executive Officer and President
Address:	555 IH 35 South, Suite 500 New Braunfels, Texas 78130	Address:

Date:	______________ __, 20__

EXHIBIT A

Rush Enterprises, Inc. Clawback Policy

As Amended and Restated October 23, 2023

I.    Adoption. This Rush Enterprises, Inc. Clawback Policy (the “Policy”) is hereby adopted by the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) on October 23, 2023. This Policy amends and restates the Company’s Clawback Policy dated February 15, 2021 (the “Prior Policy”).

II.    Administration. The Policy will be administered by the non-management members of the Board or a committee thereof, or, if so delegated by the non-management members of the Board, by the Compensation Committee of the Board (as applicable, the “Administrator”). The Administrator shall have full and final authority to make all determinations under the Policy, including without limitation whether the Policy applies and if so, the amount of compensation to be repaid or forfeited by a Covered Individual. All determinations and decisions made by the Administrator pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, its stockholders and employees.

III.    Definitions. As used in this Policy, the following definitions shall apply:

A.“    Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

For purposes of the policy, an Accounting Restatement shall not be deemed to occur in the event of a revision of the Company’s financial statements due to an out-of-period adjustment (i.e., when the error is immaterial to the previously issued financial statements and the correction of the error is also immaterial to the current period) or a retrospective (i) application of a change in accounting principles, (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization, (iii) reclassification due to a discontinued operation, (iv) application of a change in reporting entity, such as from a reorganization of entities under common control, or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure.

B.“    Administrator” has the meaning set forth in Section II hereof.

C.“    Applicable Period” means the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine (9) months shall count as a completed fiscal year). The “date on which the Company is required to prepare an Accounting Restatement” is the earlier to occur of (i) the date the Board concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement, in each case, regardless of if or when the restated financial statements are filed.

D.“    Board” has the meaning set forth in Section I hereof.

E.“    Code” means the Internal Revenue Code of 1986, as amended.

F.“    Company” has the meaning set forth in Section I hereof.

G.“    Covered Compensation” means any Incentive-Based Compensation granted, vested, or paid to a Covered Individual at any time during the performance period for the Incentive-Based Compensation and that was received (i) on or after the Effective Date, (ii) after the person became a Covered Individual, and (iii) at a time that the Company had a class of securities listed on a U.S. national securities exchange. For purposes of the policy, Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting, or payment of the Incentive-Based Compensation occurs after the end of that period.

H.“    Covered Individual” means any Executive Officer and any Other Covered Employee.

I.“    Erroneously Awarded Compensation” means the amount of Covered Compensation granted, vested, or paid to a person during the fiscal period when the applicable Financial Reporting Measure relating to such Covered Compensation was attained that exceeds the amount of Covered Compensation that otherwise would have been granted, vested, or paid to the person had such amount been determined based on the applicable Accounting Restatement, computed without regard to any taxes paid (i.e., on a pre-tax basis). For Covered Compensation based on stock price or total stockholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the Administrator will determine the amount of such Covered Compensation that constitutes Erroneously Awarded Compensation, if any, based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Covered Compensation was granted, vested, or paid and the Administrator shall maintain documentation of such determination and provide such documentation to Nasdaq.

J.“    Exchange Act” has the meaning set forth in Section V.F.

K.“    Executive Officer” means those persons who are designated by the Board as an “officer” of the Company as such term is defined in Rule 16a-1(f) under the Exchange Act. Both current and former Executive Officers are subject to the Policy in accordance with its terms.

L.“    Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.

M.“    Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, “Incentive-Based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive-Based Compensation (including, without limitation, any amounts under any long-term disability, life insurance, or supplemental retirement or severance plan or agreement or any notional account that is based on Incentive-Based Compensation, as well as any earnings accrued thereon).

N.“    Nasdaq” has the meaning set forth in Section V.F.

O.“    Other Covered Employee” means any employee of the Company or any subsidiary of the Company who (i) is not an Executive Officer and (ii) is or becomes a participant in the Company’s equity incentive plan (currently the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan) on or after the Effective Date. A person who is or becomes an Other Covered Employee will cease to be an Other Covered Employee on the earlier of (x) the date that is three (3) years after the date such person ceases to be a participant in the Company’s equity incentive plan or (y) the date that is three years following the date that such person ceases to be an employee of the Company or any subsidiary of the Company.

IV.    Coverage. The Policy will apply to all Covered Individuals.

V.    Recoupment Upon Restatement of Financial Statements.

A.    In the event of an Accounting Restatement, any Erroneously Awarded Compensation received by an Executive Officer during the Applicable Period prior to the Accounting Restatement (i) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (ii) that has been paid to an Executive Officer shall be subject to reasonably prompt repayment to the Company. The Administrator must pursue (and shall not have the discretion to waive) the forfeiture and/or repayment of such Erroneously Awarded Compensation received by an Executive Officer, except as provided in Section V.D. below.

B.    If, in the event of an Accounting Restatement, the Administrator determines that an Other Covered Employee’s fraud or intentional misconduct directly related to such Accounting Restatement, then, unless otherwise determined by the Administrator in its discretion, any Erroneously Awarded Compensation received by such Other Covered Employee during the Applicable Period prior to the Accounting Restatement (i) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (ii) that has been paid to the Other Covered Employee shall be subject to reasonably prompt repayment to the Company.

C.    In the event that the Administrator determines that any person shall repay any Erroneously Awarded Compensation pursuant to this Section V, the Administrator shall provide written notice to such person by email or certified mail to the physical address on file with the Company for such person, and the person shall satisfy such repayment in a manner and on such terms as required by the Administrator, and the Company shall be entitled to set off the repayment amount against any amount owed to the person by the Company, to require the forfeiture of any award granted by the Company to the person, or to take any and all necessary actions to reasonably promptly recoup the repayment amount from the person, in each case, to the fullest extent permitted under applicable law, including, without limitation, Section 409A of the Code. If the Administrator does not specify a repayment timing in the written notice described above, the applicable person shall be required to repay the Erroneously Awarded Compensation to the Company by wire, cash, or cashier’s check no later than thirty (30) days after receipt of such notice.

D.    Notwithstanding the foregoing, the Administrator may determine not to pursue the forfeiture and/or recovery of Erroneously Awarded Compensation from any Covered Individual if the Administrator determines that such forfeiture and/or recovery would be impracticable due to any of the following circumstances: (i) the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered (following reasonable attempts by the Company to recover such Erroneously Awarded Compensation, the documentation of such attempts, and the provision of such documentation to the Nasdaq); or (ii) recovery would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the Code.

E.    Notwithstanding anything in this Section V to the contrary, the Company has no obligation to seek recoupment of amounts that are granted, vested, or earned based solely upon the occurrence or non-occurrence of non-financial events. Such exempt compensation includes, without limitation, base salary; time-vesting awards; compensation awarded on the basis of the achievement of metrics that are not Financial Reporting Measures; and compensation awarded solely at the discretion of the Administrator, the Board, or a group composed entirely of independent members of the Board; provided that such amounts are in no way contingent on, and were not in any way granted on the basis of, the achievement of any Financial Reporting Measure.

F.    The provisions of this Section V applicable to Executive Officers are intended to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Listing Rule 5608 of The Nasdaq Stock Market LLC (“Nasdaq”). This Section V shall be interpreted in a manner that satisfies such requirements and the Policy shall be operated accordingly. If any provision of the Policy would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict.

VI.    Recoupment Upon Misconduct. If the Administrator determines that any Covered Individual has engaged in embezzlement, fraud, theft or any other financial misconduct, the Administrator may require, to the extent and to the amount determined in the Administrator’s sole discretion: (a) cancellation, rescission or repayment of any Incentive-Based Compensation (whether cash or equity related) granted to, earned by, or paid to the Covered Individual and (b) cancellation or rescission of outstanding equity awards (whether vested or unvested) and repayment of any gains realized on the exercise, settlement or sale of equity awards received by such Covered Individual, in either case, which has been granted or paid to or earned or realized by the Covered Individual at any time during the three-consecutive-year period ending on the date on which such embezzlement, fraud, theft or any other financial misconduct is discovered.

VII.    No Indemnification for Executive Officers. Notwithstanding the terms of any indemnification agreement, insurance policy or contractual arrangement with an Executive Officer that may be interpreted to the contrary, the Company shall not indemnify any Executive Officer (or, for the avoidance of doubt, former Executive Officer) against the loss of any Erroneously Awarded Compensation.

VIII.    Effective Date. This Policy shall be effective as of October 2, 2023.

IX.    No Limitation on Other Rights. The rights of the Company under the Policy to seek forfeiture or reimbursement are in addition to, and not in lieu of, any rights of recoupment, or remedies or rights other than recoupment, that may be available to the Company pursuant to the terms of any law, government regulation, or stock exchange listing requirement or any other policy, plan, or agreement of the Company; provided, however, that any amounts recouped under any other policy that would be recoupable under the Policy shall count toward any required recoupment under the Policy and vice versa.

X.    Sarbanes-Oxley. Notwithstanding anything herein to the contrary, the Company’s Chief Executive Officer and Chief Financial Officer remain subject to the recoupment requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”). If any such recoupment under Section 304 of SOX occurs, the amounts payable by the Chief Executive Officer and Chief Financial Officer under SOX will be offset against any amount owed to the Company under this Policy.

XI.    Full Enforcement. The provisions in the Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of the Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of the Policy shall not affect the validity or enforceability of any other provision of the Policy.

XII.    Prior Policy. The Policy replaces the Prior Policy. Any Performance-Based Incentive Compensation (as defined in the Prior Policy) that is received by a Covered Individual before the Effective Date shall be subject to the terms of the Prior Policy.

XIII.    Incorporation into Plans and Award Agreements. From and after the adoption of this Policy, each award agreement or other document setting forth the terms and conditions of any grant of Incentive Compensation to a Covered Individual shall include a provision incorporating the requirements of the Policy.